EXHIBIT A

NATIONAL FUEL EXPLORATION CORP.
INCOME STATEMENT
PERIOD ENDING SEPTEMBER 30, 2002

(Unaudited)

Operating Revenue:
  Gas Sales                                                            -
  Other Operating Revenue                                    $16,820,905
                                                         ----------------
Operating Revenue                                            $16,820,905
                                                         ----------------

Operating Expenses:
  Purchased Gas Sold                                                   -
  Fuel For Generation                                                  -
  Operation Expenses                                          $9,145,757
  Intercompany Operating Expense                                       -
  Maintenance Expenses                                                 -
  Property, Franchise & Other Taxes                           $1,772,344
  Depreciation, Depletion & Amortization                      $7,693,719
  Impairment of O&G                                                    -
  Federal Income Taxes                                       ($1,754,639)
  State Income Taxes                                                   -
  Deferred Inc Tax-Net                                         ($195,656)
  Invest Tax Cr Adjust                                                 -
                                                         ----------------
Operating Expenses                                           $16,661,525
                                                         ----------------
Operating Income / (Loss)                                       $159,380
                                                         ----------------

Other Income:
  Unremitted earnings of Subsidiaries                                  -
  Dividends from Subsidiaries                                          -
  Intercompany Interest Income                                         -
  Miscellaneous Income                                                 -
  Investment Tax Credit                                                -
  Other Interest Income                                          $54,511
  AFUDC                                                                -
  Appliance & Jobbing                                                  -
                                                         ----------------
  Other Income/ (Loss)                                           $54,511
                                                         ----------------

Income Before Interest Charges                                  $213,892
                                                         ----------------

Interest Charges:
  Interest Charges on L/T Debt                                         -
  Intercompany Interest Expense                               $4,516,945
  Other Interest Expenses                                        $97,774
  ABFUDC                                                               -
                                                         ----------------
  Interest Charges                                            $4,614,719
                                                         ----------------

Minority Interest in Foreign Subs                                      -

Income Before Cumulative Effect                              ($4,400,827)
                                                         ----------------

Net Income / (Loss)                                          ($4,400,827)
                                                         ================

See Notes to Consolidated Financial Statements included in Item 8 of National Fuel Gas Company’s
Form 10-K for the fiscal year ended September 30, 2002.